Exhibit 99.1

CITI TRENDS ANNOUNCES SECOND QUARTER 2008 RESULTS

Second quarter net income increased to $2.8 million from $0.6 million last year

Second quarter sales increased 19.5%; comparable store sales increased 6.5%

SAVANNAH, GA (August 20, 2008) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the second quarter ended August 2, 2008.

Financial Highlights – Second quarter ended August 2, 2008

Total sales in the second quarter ended August 2, 2008 increased 19.5% to $115.7 million compared with $96.8 million in the second quarter ended August 4, 2007.  Comparable store sales increased 6.5% in the second quarter.  Net income was $2.8 million compared with $0.6 million in last year’s second quarter.  Earnings per diluted share was $0.20 in the second quarter of 2008 compared with $0.04 in 2007 which included $0.03 of expense related to a 2007 secondary stock offering.

Earnings were higher in this year’s second quarter due primarily to the increase in comparable store sales, which benefited from the government stimulus checks, together with an improvement in gross margin due to lower merchandise markdowns and inventory shrinkage. The Company’s efforts to improve its management of inventory levels led to fewer markdowns than in last year’s second quarter, while the increased focus on controlling inventory shrinkage over the past year has contributed to a decline in that cost.

The Company opened 4 stores and relocated or expanded 2 others in the second quarter of 2008, reaching a total store count of 335 at the end of the quarter.

Financial Highlights – First half ended August 2, 2008

Total sales in the first half of fiscal year 2008 increased 16.4% to $236.7 million compared with $203.4 million in the first half of fiscal year 2007.  Comparable store sales increased 3.2% in the first half of this year.  Net income was $8.0 million compared with $6.3 million in last year’s first half.  Earnings per diluted share was $0.56 in the first half of 2008 compared with $0.45 in 2007 which included $0.04 of expense related to a 2007 secondary stock offering.

Fiscal 2008 Outlook

The Company is maintaining its estimate of 2008 earnings in a range of $1.10 to $1.15 per diluted share.  This guidance is based upon an anticipated 2008 comparable store sales increase of 1% to 2%.  For the year, the Company expects to increase selling square footage by approximately 15%.  The effective tax rate for 2008 is estimated to approximate 33%.

The Company reminds investors of the complexity of accurately assessing future results given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

104 Coleman Blvd., Savannah, Ga 31408 • (912) 236-1561 • Fax (912) 443-3674

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 5:00 p.m. ET.  The number to call for the live interactive teleconference is (303) 262-2143.  A replay of the conference call will be available until August 27, 2008, by dialing (303) 590-3000 and entering the passcode, 11113317#.  The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/medialist.cfm, beginning today at 5:00 p.m. ET.  The online replay will follow shortly after the call and continue until August 27, 2008.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company currently operates 336 stores located in 21 states in the Southeast, Mid-Atlantic and Midwest regions and the state of Texas.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Ed Anderson
	Chief Financial Officer	Chairman and Chief Executive Officer
	(912) 443-2075	(912) 443-3705

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CITI TRENDS, INC.

CONDENSED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	August 2, 2008	August 4, 2007
	(unaudited)	(unaudited)
Net sales	$115,655	$96,826
Cost of sales	70,731	61,734
Gross profit	44,924	35,092
Selling, general and administrative expenses	36,877	31,548
Depreciation and amortization	4,078	3,009
Income from operations	3,969	535
Interest income	557	536
Interest expense	(75)	(121)
Income before income tax expense	4,451	950
Income tax expense	1,605	323
Net income	$2,846	$627

Net income per share, basic	$0.20	$0.05
Net income per share, diluted	$0.20	$0.04

Weighted average shares used to compute net income per share, basic	14,095	13,922
Weighted average shares used to compute net income per share, diluted	14,279	14,249

CITI TRENDS, INC.

CONDENSED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share data)

	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	August 2, 2008	August 4, 2007
	(unaudited)	(unaudited)
Net sales	$236,651	$203,402
Cost of sales	144,964	126,612
Gross profit	91,687	76,790
Selling, general and administrative expenses	73,118	62,123
Depreciation and amortization	7,781	5,830
Income from operations	10,788	8,837
Interest income	1,425	1,181
Interest expense	(162)	(265)
Income before income tax expense	12,051	9,753
Income tax expense	4,037	3,404
Net income	$8,014	$6,349

Net income per share, basic	$0.57	$0.46
Net income per share, diluted	$0.56	$0.45

Weighted average shares used to compute net income per share, basic	14,071	13,865
Weighted average shares used to compute net income per share, diluted	14,248	14,234

CITI TRENDS, INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)

	August 2, 2008	August 4, 2007
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$7,191	$5,625
Investment securities - current	—	46,436
Inventory	85,330	93,909
Other current assets	11,374	10,114
Property and equipment, net	57,165	40,154
Investment securities - noncurrent	50,936	—
Other noncurrent assets	6,679	4,236
Total assets	$218,675	$200,474

Liabilities and Stockholders’ Equity:
Accounts payable	$43,521	$45,419
Accrued liabilities	17,461	14,416
Other current liabilities	4,043	2,978
Noncurrent liabilities	7,483	8,686
Total liabilities	72,508	71,499

Total stockholders’ equity	146,167	128,975
Total liabilities and stockholders’ equity	$218,675	$200,474